UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2013

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6114 U.S. 301 South
Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant's Certifying Accountant.

On April 2, 2013, Four Oaks Fincorp, Inc. (the “Company”) dismissed Dixon Hughes Goodman LLP (“DHG”) as the Company's independent registered public accounting firm, and on April 4, 2012, the Company engaged Cherry, Bekaert & Holland, L.L.P (“CBH”) as its independent registered public accounting firm for the fiscal year ending December 31, 2013. The decision to change independent registered public accounting firms was approved by the Audit and Risk Committee of the Company's Board of Directors.

DHG's reports on the financial statements of the Company for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent fiscal years ended December 31, 2012 and 2011 and the subsequent interim period through the date of DHG's dismissal, there were (i) no disagreements between the Company and DHG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of DHG, would have caused DHG to make reference to the subject matter of the disagreements in connection with its reports; and (ii) except with respect to the material weaknesses described below, no “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. As previously disclosed, in connection with the preparation of the financial statements of the Company for the quarters ended March 31, 2011 and June 30, 2011, the Company's management concluded that certain material weaknesses in the Company's internal control over financial reporting existed. These material weaknesses related to effective identification and valuation of impaired loans, certain reconciliation and review procedures specific to the determination of the allowance for loan losses, and effective and timely valuation adjustments pertaining to foreclosed assets. The Company's management determined that these material weaknesses had been remediated as of September 30, 2011 and did not report any material weaknesses in its Management's Report on Internal Control Over Financial Reporting included in Part II, Item 9A of the Company's Annual Report on Form 10-K for the year ended December 31, 2011. The Audit and Risk Committee has discussed the material weaknesses described above with DHG and has authorized DHG to respond fully to the inquiries of CBH concerning such material weaknesses and any other matters.

During the Company's two most recent fiscal years ended December 31, 2012 and 2011 and the subsequent interim period through the date of CBH's engagement, the Company did not consult with CBH regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and CBH did not provide either a written report or oral advice to the Company that CBH concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of any “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided DHG a copy of the disclosures in this report and has requested that DHG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not DHG agrees with the Company's statements in this Item 4.01. A copy of the letter, dated April 4, 2013, furnished by DHG in response to that request is filed as Exhibit 16.1 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
16.1	Letter of Dixon Hughes Goodman LLP dated April 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

By:     /s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr.
Chairman, President, and
Chief Executive Officer

Date: April 5, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
16.1	Letter of Dixon Hughes Goodman LLP dated April 4, 2013